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                             [DELOITTE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to the Registration Statement of John Hancock Tax-Advantaged Dividend Income Fund (Registration No. 811-21416) of our report dated February 11, 2004, relating to the financial statements of John Hancock Tax-Advantaged Dividend Income Fund as of February 4, 2004 and for the period then ended in the Statement of Additional Information which is part of such registration statement.

We also consent to the reference to our Firm under the headings "Independent Auditors" and "Financial Statements" in the Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 17, 2004